Exhibit 4.2

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 94986RF30	PRINCIPAL AMOUNT: $

REGISTERED NO.

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES K

Due Nine Months or More From Date of Issue

Notes Linked to 3 Month LIBOR due February 19, 2021

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of EIGHT MILLION ONE HUNDRED FOURTEEN THOUSAND DOLLARS ($8,114,000) on February 19, 2021 (the “Stated Maturity Date”) and to pay interest thereon from February 19, 2016 or from the most recent Interest Payment Date to which interest has been paid or duly provided for quarterly on each February 19, May 19, August 19 and November 19, commencing May 19, 2016, and at Maturity (each, an “Interest Payment Date”), at the rate per annum specified below until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest next preceding such Interest Payment Date. The Regular Record Date for an Interest Payment Date shall be one Business Day prior to such Interest Payment Date. If an Interest Payment Date is not a Business Day, interest on this Security shall be payable on the next day that is a Business Day, with the same force and effect as if made on such Interest Payment Date, and without any interest or other payment with respect to the delay. “Business Day” shall mean a day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York and (ii) that is also a London Banking Day (as defined below).

Except as described below for the first Interest Period, on each Interest Payment Date, interest will be paid for the period commencing on and including the immediately preceding

Interest Payment Date and ending on and including the day immediately preceding that Interest Payment Date. This period is referred to as an “Interest Period.” The first Interest Period will commence on and include February 19, 2016 and end on and include May 18, 2016. Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

The interest rate on this Security that will apply during the first four Interest Periods (up to and including the Interest Period ending February 18, 2017) will be equal to 2.00% per annum. For all Interest Periods commencing on or after February 19, 2017, the interest rate on this Security will be determined by the calculation agent for this Security (the “Calculation Agent”) and will be equal to 3 month LIBOR on the Determination Date for such Interest Period plus 0.75%, but in no event will such rate be more than the Maximum Interest Rate.

The “Determination Date” for an Interest Period commencing on or after February 19, 2017 will be two London Banking Days prior to the first day of such Interest Period. A “London Banking Day” is any day on which commercial banks and foreign exchange markets settle payments in London.

“3 month LIBOR” means, for any Determination Date, the arithmetic mean of the offered rates for deposits in U.S. dollars having a 3 month maturity, commencing on the second London Banking Day immediately following that Determination Date that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that Determination Date, if at least two offered rates appear on the Designated LIBOR Page, provided that if the Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used. The “Designated LIBOR Page” means the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London Interbank rates for U.S. dollars.

If (i) fewer than two offered rates appear or (ii) no rate appears and the Designated LIBOR Page by its terms provides only for a single rate, then the Calculation Agent will request the principal London offices of each of four major banks in the London Interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a 3 month period commencing on the second London Banking Day immediately following that Determination Date to prime banks in the London Interbank market at approximately 11:00 a.m., London time, on that Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, 3 month LIBOR determined on that Determination Date will be the arithmetic mean of those quotations.

If fewer than two quotations are provided, 3 month LIBOR will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in New York, New York on that Determination Date by three major banks in New York, New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks, having a 3 month maturity and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time.

If the banks so selected by the Calculation Agent are not quoting as set forth above, 3 month LIBOR on such Determination Date will be determined by the Calculation Agent in a commercially reasonable manner.

The “Maximum Interest Rate” is 4.50% per annum.

The Calculation Agent shall, upon the request of a Holder of this Security, provide the interest rate then in effect and, if determined, the interest rate that will become effective for the next Interest Period. All calculations of the Calculation Agent, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and the Holder hereof. The Calculation Agent shall notify the Paying Agent of each determination of the interest applicable to this Security promptly after the determination is made. Wells Fargo Securities, LLC will initially act as Calculation Agent. The Company may appoint a successor Calculation Agent with the written consent of the Trustee.

Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of interest on this Security will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Payment of principal of and interest on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota. Notwithstanding the foregoing, for so long as this Security is a Global Security registered in the name of the Depositary, payments of principal and interest on this Security will be made to the Depositary by wire transfer of immediately available funds.

This Security is not subject to redemption at the option of the Company or, except as provided in the next sentence, repayment at the option of the Holder hereof prior to February 19, 2021. This Security may be subject to repayment if requested by an authorized representative of a beneficial owner of this Security as described on the reverse hereof. This Security is not entitled to any sinking fund.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:

Its:

[SEAL]

Attest:

Its:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A., as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES K

Due Nine Months or More From Date of Issue

Notes Linked to 3 Month LIBOR due February 19, 2021

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series of the Securities designated as Medium-Term Notes, Series K, of the Company, which series is limited to an aggregate principal amount or face amount, as applicable, of $25,000,000,000 or the equivalent thereof in one or more foreign or composite currencies. The amount payable on the Securities of this series may be determined by reference to the performance of one or more equity-, commodity- or currency-based indices, exchange traded funds, securities, commodities, currencies, statistical measures of economic or financial performance, or a basket comprised of two or more of the foregoing, or any other market measure or may bear interest at a fixed rate or a floating rate. The Securities of this series may mature at different times, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all and be denominated in different currencies.

Article Sixteen of the Indenture shall not apply to this Security.

The Securities are issuable only in registered form without coupons and will be either (a) book-entry securities represented by one or more Global Securities recorded in the book-entry system maintained by the Depositary or (b) certificated securities issued to and registered in the names of, the beneficial owners or their nominees.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of this Security.

Modification and Waivers

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Defeasance

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, shall not apply to this Security. The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Authorized Denominations

This Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

Repayment upon Exercise of Survivor’s Option

The Company has agreed to repay beneficial ownership interests in this Security, if requested by the authorized representative of the beneficial owner of such beneficial ownership interest following the death of the beneficial owner, so long as the beneficial ownership interest in this Security was acquired by the beneficial owner at least six months prior to the request (the “Survivor’s Option”).

Upon the valid exercise of the Survivor’s Option and the proper tender of a beneficial ownership interest in this Security for repayment, the Company will repay such beneficial ownership interest in this Security, in whole or in part, at a price equal to 100% of the principal amount of the deceased beneficial owner’s beneficial interest in this Security, plus any accrued and unpaid interest to the date of repayment.

To be valid, the Survivor’s Option must be exercised by or on behalf of the Person who has authority to act on behalf of a deceased beneficial owner of this Security under the laws of the applicable jurisdiction (including, without limitation, the personal representative of or the executor of the estate of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner).

A beneficial owner of this Security is a Person who has the right, immediately prior to such Person’s death, to receive the proceeds from the disposition of such beneficial owner’s interest in this Security, as well as the right to receive the principal amount of the deceased beneficial owner’s interest in this Security plus any accrued and unpaid interest thereon.

The death of a Person holding a beneficial ownership interest in this Security as a joint tenant or tenant by the entirety with another Person, or as a tenant in common with the deceased holder’s spouse, will be deemed the death of a beneficial owner of that beneficial ownership interest in this Security, and the entire principal amount of the deceased beneficial owner’s interest in this Security held in this manner will be subject to repayment by the Company upon exercise of the Survivor’s Option. However, the death of a Person holding a beneficial ownership interest in this Security as tenant in common with a Person other than such deceased holder’s spouse will be deemed the death of a beneficial owner only with respect to such deceased Person’s interest in this Security, and only the deceased beneficial owner’s percentage interest in that beneficial ownership interest in the principal amount of this Security will be subject to repayment.

The death of a Person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in this Security will be deemed the death of the beneficial owner of this Security for purposes of the Survivor’s Option, regardless of whether that beneficial owner was the registered holder of this Security, if the beneficial ownership interest can be established to the satisfaction of the Paying Agent. A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property, or other joint ownership arrangements between a husband and wife. In addition, the beneficial ownership interest in this Security will be deemed to exist in custodial and trust arrangements where one Person has all of the beneficial ownership interest in this Security during his or her lifetime. In the case of a joint trust, the joint tenant rules above will apply to the respective beneficial ownership interests.

The Company has the discretionary right to limit the aggregate principal amount of this Security as to which exercises of the Survivor’s Option will be accepted by the Company in any calendar year to an amount equal to the greater of $2,500,000 or 2.5% of the principal amount of this Security outstanding as of the end of the most recent calendar year. The Company also has the discretionary right to limit the aggregate amount of this Security as to which exercises of the Survivor’s Option will be accepted by the Company from the authorized representative for any individual deceased beneficial owner of this Security in any calendar year to an amount equal to $300,000. In addition, the Company will not permit the exercise of the Survivor’s Option for any portion of this Security with a principal amount of less than $1,000, and the Company will not permit the exercise of the Survivor’s Option if such exercise will result in this Security having a principal amount that is not an integral multiple of $1,000.

An otherwise valid election to exercise the Survivor’s Option may not be withdrawn. An election to exercise the Survivor’s Option will be accepted in the order that it was received by the Paying Agent, except for any beneficial ownership interest in this Security the acceptance of which would contravene the limitations described above. Beneficial ownership interests in this Security accepted for repayment through the exercise of the Survivor’s Option normally will be repaid on the first Interest Payment Date that occurs 10 or more calendar days after the date of the acceptance. Each tendered beneficial ownership interest in this Security that is not accepted in a calendar year due to the application of the limitations described in the preceding paragraph will be deemed to be tendered in the following calendar year in the order in which all such beneficial interests were originally tendered. If a beneficial ownership interest in this Security tendered through a valid exercise of the Survivor’s Option is not accepted, the Paying Agent will deliver a notice by first-class mail to the registered holder, at that registered holder’s last known address as indicated in the Security Register, that states the reason that the beneficial ownership interest in this Security has not been accepted for repayment.

Since this Security is a Global Security, DTC, as depository, or its nominee will be treated as the holder of this Security and will be the only entity that can exercise the Survivor’s Option. To obtain repayment of this Security pursuant to exercise of the Survivor’s Option, the deceased beneficial owner’s authorized representative must provide the following items to the broker or other entity through which the beneficial interest in this Security is held by the deceased beneficial owner:

•	appropriate evidence satisfactory to the Paying Agent that:

(a)

the deceased was a beneficial owner of this Security at the time of death and his or her interest in this Security was acquired by the deceased beneficial owner at least six months prior to the request for repayment,

(b)	the death of the beneficial owner has occurred and the date of death, and

(c)	the representative has authority to act on behalf of the deceased beneficial owner;

•

if the beneficial interest in this Security is held by a nominee or trustee of, or custodian for, or other Person in a similar capacity to, the deceased beneficial owner, a certificate satisfactory to the Paying Agent from the nominee, trustee, custodian or similar Person attesting to the deceased’s beneficial ownership in this Security;

•

a written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

•	if applicable, a properly executed assignment or endorsement;

•

tax waivers and any other instruments or documents that the Paying Agent reasonably requires in order to establish the validity of the beneficial ownership in this Security and the claimant’s entitlement to payment; and

•

any additional information the Paying Agent requires to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of this Security.

In turn, the broker or other entity will deliver each of these items to the Paying Agent and will certify to the Paying Agent that the broker or other entity represents the deceased beneficial owner.

The Company retains the right to limit the aggregate principal amount of this Security as to which exercises of the Survivor’s Option will be accepted by the Company from the authorized representative for any individual deceased beneficial owner in this Security in any calendar year as described above. All other questions regarding the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Paying Agent, in its sole discretion, which determination will be final and binding on all parties.

The broker or other entity will be responsible for disbursing payments received from the Paying Agent to the authorized representative. Forms for the exercise of the Survivor’s Option may be obtained from the Paying Agent.

Registration of Transfer

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series, with the same terms as this Security, in authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same date of issuance, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligation of the Company Absolute

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

No Personal Recourse

No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Defined Terms

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

Governing Law

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common

TEN ENT	--	as tenants by the entireties

JT TEN	--	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	--		Custodian
		(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint                                      attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.